THE LIMITED PARTNERSHIP INTERESTS EVIDENCED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND MAY BE OFFERED OR SOLD ONLY (1) UPON REGISTRATION OF THE LIMITED PARTNERSHIP INTERESTS UNDER THE SECURITIES ACT AND THE STATE ACTS OR PURSUANT TO AN EXEMPTION THEREFROM, AND
(2) AFTER COMPLIANCE WITH ALL RESTRICTIONS ON TRANSFER OF SUCH LIMITED PARTNERSHIP INTERESTS IMPOSED BY THIS AGREEMENT.

                                      * * *





                PLAN OF ASSET TRANSFER AND CONTRIBUTION AGREEMENT
                -------------------------------------------------


                  THIS PLAN OF ASSET TRANSFER AND CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of September 25, 1997, by and between ELDERTRUST OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership ("Transferee"), GHV ASSOCIATES, a Pennsylvania general partnership (the "Partnership") and each of the parties listed on Schedule 1.1 attached hereto who executes a Partner Consent (hereinafter defined) agreeing to become a party to this Agreement (each a "Contributor" and collectively, "Contributors").

                  WHEREAS, Contributors each are partners in the Partnership;

                  WHEREAS, the Partnership owns and operates a clinic and training facility known as Windsor Clinic/Windsor Training Facility consisting of a leasehold estate in the real property described in Exhibit A hereto (the "Clinic Real Property"), the improvements thereon and all other real and personal property associated therewith all of which other real and personal property is described in Exhibit A-1 hereto (the Clinic Real Property together with all such other real and personal property shall be known as the "Clinic Property");

                  WHEREAS, the Partnership owns and operates an office building known as Windsor Office Building consisting of the real property described in Exhibit B hereto (the "Office Real Property"), the improvements thereon and all other real and personal property associated therewith all of which other real and personal property is described in Exhibit B-1 hereto (the Office Real Property together with all such other real and personal property shall be known as the "Office Property") (the Clinic Real Property and the Office Real Property hereinafter collectively shall be known as the "Real Property"; the Clinic Property and the Office Property hereinafter collectively shall be known as the "Property"); and

                  WHEREAS, the Partnership desires to contribute the Property to Transferee on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth herein, Transferee, the Partnership and Contributors hereby agree as follows:


                                    ARTICLE I
                                THE CONTRIBUTION

                  1.1 Contribution and Acquisition of Contributed Property. Subject to the terms and conditions set forth herein, the Partnership agrees to contribute to Transferee and Transferee agrees to acquire and accept from the Partnership, the Property, in exchange for units of limited partnership interest in Transferee (the "Units"), as set forth in Article II hereof, in a transaction intended to qualify for nonrecognition of gain to Contributors pursuant to
Section 721 of the Internal Revenue Code of 1986, as amended (the "Code") (the "Contribution").

                  1.2. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur simultaneously with the closing of the initial public offering (the "IPO") of shares of beneficial interest in ElderTrust, a Maryland real estate investment trust (the "REIT"); provided, that if the IPO has not occurred on or before March 31, 1998, this Agreement shall terminate and none of the parties hereto shall have any further liability to any other party hereto. The Closing shall occur simultaneously with the delivery of the following documents:

                  (a) the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C, executed by Transferee and Contributors;

                  (b) the Second Amended and Restated Agreement of Limited Partnership of Transferee, substantially in the form attached hereto as Exhibit D (the "Operating Partnership Agreement");

                  (c) the documents specified in Section 8.1 and Section 8.2 hereof; and

                  (d) such other documents as the parties may mutually agree.

                                   ARTICLE II
                                 EXCHANGE AMOUNT

                  2.1. Exchange Amount.

                  (a) Units Delivered at Closing. In exchange for the contribution of the Property and upon execution and delivery of the Letter of Direction (as defined below) by the Partnership and of the Operating Partnership Agreement by Contributors, the Partnership shall receive on behalf of Contributors, at the Closing, an aggregate number of Units equal to (i) $666,400 (the "Aggregate Amount") divided by (ii) the midpoint of the price range for shares of beneficial interest in the REIT as set forth in the REIT's final preliminary prospectus (the "Final Preliminary Prospectus") related to the IPO, rounded up to the nearest whole Unit. The rights of holders of the Units as of the Closing will be as set forth in the Operating Partnership Agreement.

                  (b) Distribution of Units. At the Closing, Transferee shall issue the Units (as determined pursuant to Section 2.1(a) above) to Contributors in the denominations set forth in the Letter of Direction.


                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

                  Transferee hereby represents and warrants to the Partnership and Contributors as follows:

                  3.1 Organization, Power and Authority, and Qualification. Transferee is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Transferee has the requisite power and authority to carry on its respective business as it is now being conducted and to engage in the Contribution. Transferee has made available to the Partnership and Contributors complete and correct copies of the governing documents of Transferee with all amendments as in effect on the date of this Agreement. Transferee is qualified to do business and is in good standing in each jurisdiction where the character of its property owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business or financial condition of Transferee.

                  3.2 Authority Relative to this Agreement. All action of Transferee necessary to authorize the execution, delivery and performance of this Agreement by Transferee has been taken, and no other proceedings on the part of Transferee are necessary to authorize the execution and delivery of this Agreement by Transferee and the consummation by Transferee of the Contribution.

                  Neither the execution and delivery of this Agreement by Transferee nor the consummation by Transferee of the Contribution nor compliance by Transferee with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the partnership agreement of Transferee, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Transferee is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Transferee or any of the properties or assets of Transferee.

                  3.3 Binding Obligation. This Agreement has been duly and validly executed and delivered by Transferee to the Partnership and Contributors and constitutes a valid and binding agreement of Transferee, enforceable against Transferee in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally or the rights of creditors of limited partnerships and to general principles of equity.

                  3.4 Brokers. Transferee has not employed any broker or finder, or incurred any liability therefor, in connection with the Contribution contemplated by this Agreement.


                                   ARTICLE IV
     REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP AND EACH CONTRIBUTOR

                  The Partnership and Contributors hereby represent and warrant to Transferee as follows:

                  4.1 Organization and Qualification. The Partnership is a general partnership duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. The Partnership has the requisite power and authority to carry on its business as it is now being conducted. The Partnership has made available to Transferee complete and correct copies of the organizational documents of the Partnership, with all amendments as in effect on the date of this Agreement. The Partnership is qualified to do business in each jurisdiction where the character of its property owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business or financial condition of the Partnership or on the Contribution. None of the Contributors nor the Partnership is a "foreign person" under Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                  4.2 Authority Relative to this Agreement. All action necessary to authorize the execution, delivery and performance of this Agreement by the Partnership and Contributors has been taken, and no other proceedings are necessary to authorize the execution and delivery by the Partnership and Contributors of this Agreement and the consummation by the Partnership of the Contribution.

                  Neither the execution and delivery of this Agreement by the Partnership and Contributors, nor the consummation by the Partnership of the Contribution nor compliance by the Partnership and Contributors with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the partnership agreement of the Partnership, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, agreement, easement, restriction or other instrument or obligation to which Contributors or the Partnership is a party or by which Contributors or the Partnership or the Property may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Contributors, the Partnership or the Property, except in the case of (ii) or (iii) for violations, breaches, or defaults (A) which would not in the aggregate have a material adverse effect on the business or financial condition of Contributors, the Partnership, the Contribution or the Property or (B) for which waivers or consents have been obtained or, as listed on Schedule 4.2, will be obtained prior to the date of the Closing.

                  4.3 Binding Obligation. This Agreement has been duly and validly executed and delivered by the Partnership and Contributors to Transferee and constitutes a valid and binding agreement of the Partnership and each Contributor, enforceable against the Partnership and each Contributor in accordance with its terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, insolvency, moratorium or similar laws affecting creditors' rights generally and to general principles of equity.

                  4.4 Brokers. None of the Partnership or any of the Contributors has employed any broker or finder, or incurred any liability therefor, in connection with the Contribution contemplated by this Agreement.

                  4.5 Title to Assets. The Partnership has good and valid title to the Clinic Personal Property (as defined on Exhibit A-1) and to the Office Personal Property (as defined on Exhibit B-1). To the knowledge of the Partnership and Contributors, the Property is not subject to any imperfections in title, easements, liens, mortgages, encumbrances, pledges, claims, charges, options, defects, preferential purchase rights or other encumbrances (collectively referred to herein as "Liens") except for the following ("Permitted Liens"):

                  (i) Liens for real property taxes and assessments or for fire dues, library dues or similar assessments not yet delinquent;

                  (ii) Liens that are not material in character, amount, or
                       extent and do not materially detract from the value, or interfere with the use of, the Partnership's assets subject thereto or affected thereby or otherwise materially impair the business operations being conducted or proposed to be conducted thereon;

                  (iii) the Mortgage Debt (as hereinafter defined); and

                  (iv) Liens shown on Schedule 4.5 hereto.

                  4.6 Debt. The Property is encumbered by the mortgage indebtedness described on Schedule 4.6 hereto (the "Mortgage Debt"). Except for the Mortgage Debt, the Partnership has no material indebtedness other than indebtedness incurred by it in its ordinary course of business. To the knowledge of the Partnership and Contributors, there exists no default, or event which with the passage of time or notice or both would constitute a default with respect to the Mortgage Debt or any other debt of the Partnership that has not been cured or that would have a material adverse effect on the business or financial condition of the Partnership, the Contribution or the Property.

                  4.7 Financial Statements. The financial statements of the Partnership attached as Schedule 4.7 hereto (the "Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified. The balance sheets in the Financial Statements fairly present the financial condition of the Partnership as of the dates shown, and the income statements in the Financial Statements fairly present the results of operations for the periods indicated.

                  4.8 Financial Condition. Since June 30, 1997, there has been no material adverse change in the business or financial condition of the Partnership.

                  4.9 Leases. Except as set forth on Schedule 4.9 hereto, the Partnership has not entered into any leases, tenancies or other rights of occupancy in effect on the date hereof with respect to the Property. Each of the leases referenced in Schedule 4.9 (the "Leases") has been delivered to or made available to Transferee and is presently unamended (or with respect to each such lease that has been amended, all amendments thereto have been delivered or made available to Transferee) and, to the knowledge of the Partnership and Contributors, are in full force and effect without material default.

                  4.10 Contracts. The Partnership is not a party to and none of Contributors nor the Partnership is bound by any contracts or other understandings, written or oral, that relate to the Property, except for contracts or understandings that are not material to the business and operations of the Property (collectively, the "Contracts," which term shall not be construed to include any leases). Neither Contributors nor the Partnership, as applicable, nor, to the knowledge of the Partnership and Contributors, any other party thereto has breached or defaulted under the terms of any Contract, except for such breaches or defaults that would not have a material adverse effect on the business or operations of the Partnership or the Property.

                  4.11 Permits. To the knowledge of the Partnership and Contributors, the Partnership has all such franchises, certificates, licenses, permits and other authorizations from government political subdivisions, regulatory authorities or any other person or entity (collectively "Permits") as are necessary for the ownership, use, operation and licensing of the Property as it is currently being used, except where the failure to possess such Permits would not have a material adverse effect on the business or financial condition of the Partnership or the Property, and to the knowledge of the Partnership and Contributors, the Partnership is not in violation of any Permit in any material respect and all Permits of the Partnership are valid and in full force and effect.

                  4.12 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Partnership and Contributors, threatened against Contributors or the Partnership, or any properties or rights of Contributors or the Partnership, that would have a material adverse effect on the business or financial condition of the Partnership, the Contribution or the Property before any court or administrative, governmental or regulatory authority or body, domestic or foreign. None of the Partnership or the Property is subject to any order, judgment, injunction or decree of any court, tribunal or other governmental authority (other than generally applicable laws, rules and regulations) that would have a material adverse effect on the business or financial condition of the Partnership, the Contribution or the Property.

                  4.13 Compliance with Laws. To the knowledge of the Partnership and Contributors, the Partnership has not received any written or other actual notice of any material violation of any applicable zoning regulation or ordinance, or of any employment, environmental, or other regulatory law, order, regulation or requirement, including applicable subdivision laws, relating to the Property or the business or operations thereon, which remains uncured, and, to the knowledge of the Partnership and Contributors, there are no such violations which, individually or in the aggregate, would have a material adverse effect on the business or financial condition of the Partnership or the Property.

                  4.14 Taxes. Except for such matters as in the aggregate shall not result in a material adverse effect on the business or financial condition of the Partnership, (i) all tax or information returns required to be filed on or before the date hereof by or on behalf of the Partnership have been filed through the date hereof or will be filed on or before the date of the Closing in accordance with all applicable laws, (ii) there is no action, suit or proceeding pending against, or with respect to, the Partnership or the Property in respect of any tax nor is any claim for additional tax asserted by any such authority, and (iii) all taxes (including related penalties, interest and additional amounts) imposed upon the Partnership and required to be reported on a return required to be filed (without regard to any applicable extensions) on or before the date hereof have been paid or will be paid prior to the delinquency thereof.

                  4.15 Insurance. To the knowledge of the Partnership and Contributors, each of the insurance policies with respect to the Property is in full force and effect and all premiums due and payable thereunder have been fully paid when due. To the knowledge of the Partnership and Contributors, the Partnership has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of the Property or notices of cancellation or intent to cancel any such insurance.

                  4.16 Employees.  The Partnership has no employees.

                  4.17 Utilities. To the knowledge of the Partnership and Contributors, usable public sanitary and storm sewers, public water, and gas and electrical utilities (collectively, the "Public Utilities"), of adequate capacity for the operation of the Property, are installed in, and are duly connected to, the Property and can be used without any charge except the normal and usual metered charges imposed for such Public Utilities. No amounts due and owing with respect to the Property in connection with utilities, insurance, assessments or other charges customarily prorated in real estate transactions have been outstanding more than 30 days.

                  4.18 Environmental. For the purpose of this Section 4.18, the term "Hazardous Substances" shall mean substances defined as a "hazardous waste," "hazardous substance," or "toxic substance" under any Environmental Laws, including, without limitation, oil, petroleum, or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste. As used herein, "Environmental Laws" shall include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss. 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Clean Water Act, 33 U.S.C. ss. 1251, et seq., the Toxic Substance Control Act, 15 U.S.C. ss. 2601, et seq. and the Occupational Safety and Health Act, 29 U.S.C. ss. 651, et seq., as any of the preceding have been amended prior to the date of the Closing, and any other federal, state or local law, ordinance, regulation, rule, order, decision or permit relating to the protection of human health from environmental effects of Hazardous Substances and which are applicable to the Property.

                  To the knowledge of the Partnership and Contributors, and except as may be revealed in the Phase I Environmental Report prepared for the Property by Roy F. Weston, Inc., dated July, 1997, (i) no Hazardous Substances are present in, on or under the Property that require remediation under applicable law or would have a material adverse affect on the condition (financial or otherwise), earnings, assets, business affairs or business prospects of the Property, the Partnership or the Contribution, (ii) no liability under or violation of any Environmental Laws or condition that could give rise to such liability or violation exists with respect to the Property, except for liabilities that would not have a material adverse effect on the business or financial condition of the Partnership or the Property, and (iii) the Partnership has not caused or allowed any discharge or disposal of any Hazardous Substances at the Property except in compliance with Environmental Laws. The Partnership has not received any written notice from any governmental agency or instrumentality having jurisdiction thereof of any violation of any Environmental Laws which remains uncured or unremediated.

                  4.19 [INTENTIONALLY DELETED]

                  4.20 Pending Assessments and Eminent Domain. None of the Partnership or any of the Contributors has knowledge of, and neither Contributors nor the Partnership has received notice of, any pending proceeding for the imposition of any special assessment, or the formation of a special assessment district, or for a condemnation proceeding which would materially affect in any manner any portion of the Property.

                  4.21 Securities Matters.

                  (a) The Partnership and each Contributor acknowledge that Transferee intends the offer and issuance of the Units to be exempt from registration under the Securities Act and applicable state securities laws by virtue of (i) the status of the Partnership and each Contributor as an accredited investor and (ii) Regulation D promulgated under Section 4(2) of the Securities Act ("Regulation D"). Transferee will rely in part upon the representations and warranties made by the Partnership and Contributors in making a determination that the offer and issuance of the Units qualify for exemption under Rule 506 of Regulation D as an offer and sale only to accredited investors.

                  (b) The Partnership and each Contributor is an Accredited Investor.

                  (c) Each Contributor will acquire the Units solely for his, her or its own account, and not with a view to or for sale in connection with any "distribution" thereof within the meaning of the Securities Act.

                  (d) The Partnership and each Contributor have sufficient knowledge and experience in financial, tax and business matters to enable it or him to evaluate the merits and risks of investment in the Units. The Partnership and each Contributor have the ability to bear the economic risk of acquiring the Units. The Partnership and each Contributor acknowledge that (i) the transactions contemplated by this Agreement involve complex tax consequences for the Partnership and each Contributor, and the Partnership and each Contributor is relying solely on the advice of his, her or its own tax advisors in evaluating such consequences, (ii) Transferee has not made (or shall be deemed to have made) any representations or warranties as to the tax consequences of such transaction to the Partnership and to Contributors, and (iii) any references in this Agreement to the intended tax effect of the Contribution and the other matters described herein shall not be deemed to imply any representation by Transferee as to a particular tax effect that may be obtained by the Partnership and Contributors. The Partnership and Contributors remain solely responsible for all tax matters relating to the Partnership and Contributors.

                  (e) The Partnership and each Contributor have received and reviewed materials containing certain information regarding Transferee, the REIT and the IPO prior to executing this Agreement. The Partnership and each Contributor have been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the Units and any other information the Partnership or any Contributor has requested. The Partnership and each Contributor have had an opportunity to ask questions of and receive information and answers from Transferee concerning Transferee, the REIT and the Units and to assess and evaluate any information supplied to the Partnership and Contributors by Transferee.

                  (f) The Partnership and each Contributor acknowledge that the Units are not registered under the Securities Act or any state securities laws and cannot be resold without registration thereunder or exemption therefrom. Each Contributor agrees that he, she or it will not transfer all or any portion of the Units for at least one (1) year after the date of the Closing, and thereafter only if such transfer has been registered or is exempt from registration under the Securities Act and any applicable state securities laws.

                  4.22 [INTENTIONALLY DELETED]

                  4.23 Governmental Proceedings. There is no governmental action or governmental proceeding (zoning or otherwise) or governmental investigation pending or, to the knowledge of the Partnership and Contributors, threatened against or relating to the Property or the transactions contemplated by this Agreement.

                  4.24 No Agreements. Except as set forth on Schedule 4.24, other than the Leases, the Property is not subject to any outstanding agreement of sale or lease, option to purchase or other right of any third party to acquire any interest therein.

                  4.25 Ground Lease. (i) The ground lease which creates a leasehold interest in the Clinic Real Property (the "Ground Lease") is in full force and effect, (ii) Transferor is not in material default under any of the terms, conditions, covenants or provisions of the Ground Lease, (iii) neither Transferor nor the landlord under the Ground Lease has commenced any action or given or received any notice asserting a default thereunder or for the purpose of terminating the Ground Lease and (iv) all rents, additional rents and other sums due and payable under the Ground Lease by Transferor have been paid in full.


                                    ARTICLE V
          COVENANTS AND AGREEMENTS OF THE PARTNERSHIP AND CONTRIBUTORS

                  The Partnership and Contributors hereby covenant and agree with Transferee that prior to the date of the Closing:

                  5.1 Actions Affecting Assets. Except in the ordinary course of business, the Partnership shall not sell, assign, pledge, transfer or encumber, or enter into any other material consent, commitment, understanding or other agreement, or incur any material obligation or liability (contingent or absolute) with respect to the Property or merge or consolidate with or into any other entity or enter into any agreements relating thereto without Transferee's prior consent.

                  5.2 Access to Property and Records. Upon reasonable notice and during regular business hours, the Partnership shall give Transferee and Transferee's authorized representatives full access to the Partnership's personnel and all properties, documents, contracts, facilities, books, equipment and records of the Partnership, relating to the Property to conduct its investigations, including, without limitation, surveys, site analyses, soil tests, engineering studies, and other investigations.

                  5.3 Permits. The Partnership shall maintain all Permits in full force and effect, and will file timely all reports, statements, renewal applications and other filings, and will pay timely all fees and charges in connection therewith that are required to keep the Permits in full force and effect.
                  5.4 Contracts. The Partnership shall not enter into any new Contracts with respect to the Property except in the ordinary course of the business of the operation of the Property.

                  5.5 Insurance. The Partnership shall maintain in full force and effect substantially the same public liability and casualty insurance coverage now in effect with respect to the Property.

                  5.6 Taxes and Assessments. The Partnership shall pay or discharge before delinquent all tax liabilities and obligations, including without limitation those for federal, state or local income, property, unemployment, withholding, sales, transfer, stamp, documentary, use and other taxes.

                  5.7 Binding Commitments. The Partnership shall not make any commitments or representations to any applicable government authorities, any adjoining or surrounding property owners, any civic association, any utility or any other similar person or entity that would in any manner be binding upon Transferee or the Property without Transferee's prior consent, except such agreements that would not have a material adverse effect on the Property.

                  5.8 Compliance with Law. The operations of the Partnership and the Property will be conducted in compliance with all applicable laws, including, without limitation, all such laws regulations, orders and requirements promulgated by any governmental authority or relating to environmental protection, fire, zoning and building and occupational safety matters, except for noncompliance that individually or in the aggregate would not and, insofar as may reasonably be foreseen, in the future will not, have a material adverse effect on the business or operations of the Partnership or the Property.

                  5.9 Operation of Property. The Partnership shall operate and maintain the Property in the same manner as the Partnership has heretofore operated the Property.


                                   ARTICLE VI
                          CONDITIONS TO CONSUMMATION OF
                           CONTRIBUTION BY TRANSFEREE

                  The obligation of Transferee to consummate the Contribution shall be subject to fulfillment (or waiver) at or prior to the date of the Closing of the following conditions:

                  6.1 Representations, Warranties and Covenants. The representations, warranties and covenants made by the Partnership and Contributors in this Agreement or in any document delivered by the Partnership or any Contributor pursuant to this Agreement shall be true and correct in all material respects when made and on and as of the date of the Closing as though such representations, warranties and covenants were made on and as of such date.

                  6.2 No Material Adverse Change. There shall have been no material adverse change in the value or condition of the Property or the Partnership since the date hereof, except for changes contemplated by this Agreement and changes in the ordinary course of business which do not have a material adverse effect on the business or financial condition of the Contribution, the Partnership or the Property.

                  6.3 Title Insurance. Commonwealth Land Title Insurance Company (the "Title Company") shall have issued to Transferee an ALTA owners title insurance policy effective as of the date of the Closing or an unconditional commitment therefor insuring leasehold title to the Property to be vested in Transferee in the aggregate amount of not less than $666,400, subject to no exceptions other than Permitted Liens (other than the Mortgage Debt), with such endorsements and otherwise in form acceptable to Transferee in its sole and absolute discretion.

                  6.4 No Order or Injunction. The consummation of the Contribution shall not have been restrained, enjoined or prohibited by any order or injunction of any court or governmental authority of competent jurisdiction nor shall there be any pending or threatened condemnation proceeding with respect to the Property or any portion thereof.

                  6.5 Consents. All consents listed on Schedule 4.2 or otherwise necessary for the execution and delivery of this Agreement by the Partnership and each Contributor and the consummation of the Contribution by the Partnership have been obtained, including, without limitation, the execution by the Partnership and each Contributor on or before the date hereof of a consent form pursuant to which each such Contributor has executed this Agreement and consented to each matter set forth herein (each, a "Partner Consent").

                  6.6 Instruments of Conveyance. The Partnership shall have delivered the instruments evidencing conveyance of the Property referred to in
Section 8.1.

                  6.7 IPO Closing. The IPO shall close simultaneously with the Contribution.

                  6.8 Simultaneous Closing. The Contribution shall close simultaneously with the closing under the agreements listed on Schedule 6.8 hereof.

                                   ARTICLE VII

                           CONDITIONS TO CONSUMMATION
               OF TRANSACTION BY THE PARTNERSHIP AND CONTRIBUTORS

                  The obligation of the Partnership and Contributors to consummate the Contribution shall be subject to fulfillment (or waiver) at or prior to the date of the Closing of the following conditions:

                  7.1 Representations, Warranties and Covenants. The representations, warranties and covenants made by Transferee in this Agreement or in any document delivered by Transferee pursuant to this Agreement shall be true and correct in all material respects when made and on and as of the date of the Closing as though such representations, warranties and covenants were made on and as of such date.

                  7.2 Consents. All consents necessary for the consummation of the Contribution by Transferee shall have been obtained.

                  7.3 IPO Closing. The IPO shall close simultaneously with the Contribution.

                  7.4 Simultaneous Closing. The Contribution shall close simultaneously with the closings under the agreements listed on Schedule 6.8 hereof.


                                  ARTICLE VIII
                                   THE CLOSING

                  Subject to the terms and conditions of this Agreement, the Closing shall take place promptly after satisfaction or waiver of the conditions set forth in Articles VI and VII hereof.

                  8.1 Closing Deliveries by the Partnership and Contributors. At Closing, the Partnership or each Contributor, as applicable, shall deliver (or cause to be delivered pursuant to the Power of Attorney referred to in Section 11.8) the following:

                      (a) a special warranty deed conveying good and marketable
                  title to the Office Real Property (subject only to Permitted Liens);

                      (b) an assignment of leasehold estate conveying good and
                  marketable title to the leasehold estate created by the Ground Lease relating to the Windsor Clinic (subject only to Permitted Liens);

                      (c) if requested by Transferee, a special warranty deed
                  conveying good and marketable title to the improvements located on the Clinic Real Property (subject only to Permitted Liens);

                      (d) a bill of sale pursuant to which the Partnership shall convey to Transferee good title to that Property that consist of personal property, free and clear of all liens and encumbrances (other than Permitted Liens);

                      (e) such assignment and assumption agreements as may be
                  deemed necessary and appropriate by Transferee and the Partnership pursuant to which the Partnership shall assign to transferee all other assets of the Partnership that are used or useful in connection with the operation of the Property, including, without limitation, the Leases, the Contracts, the Permits (to the extent assignable), and pursuant to which Transferor shall assume liabilities associated therewith that arise after the Closing;

                      (f) a certification by the Partnership and each
                  Contributor, duly executed by the Partnership or such Contributor, as applicable, under penalty of perjury, setting forth the Partnership's or Contributor's, as applicable, address and federal tax identification number and certifying that such Contributor is not a "foreign person" under Section 1445 (as may be amended) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

                      (g) such documents and certificates as Transferee may
                  require to establish the authority of the parties executing any documents in connection with the Contribution including, in the case of the Partnership or any Contributor that is a corporation, partnership, limited liability company or other similar entity (other than a trust or estate), an opinion of counsel, reasonably satisfactory to Transferee, as to the due execution and delivery of such documents;

                      (h) such consents as are contemplated by Section 6.5
                  hereof;

                      (i) a certificate of the Partnership and Contributors
                  certifying that the representations and warranties of the Partnership and Contributors set forth herein are true and correct in all material respects as of the Closing Date;

                      (j) a letter of direction (the "Letter of Direction") from the Partnership to Transferee directing Transferee to issue certificates representing the Units to Contributors in the denominations set forth in such Letter of Direction; and

                      (k) such other documents and instruments as Transferee,
                  the Partnership and Contributors agree are necessary or appropriate.

                  8.2 Closing Deliveries by Transferee. At Closing, Transferee shall deliver or cause to be delivered the following:

                       (a) the Units referred to in Article II hereof;

                       (b) copies of the executed Registration Rights Agreement
                  and Operating Partnership Agreement;

                       (c) the assignment and assumption agreements referenced
                  in Section 8.1(c) above;

                       (d) a certificate of Transferee certifying that the
                  representations and warranties of Transferee set forth herein are true and correct in all material respects as of the Closing Date;

                       (e) such other documents and instruments as the
                  Partnership, Contributors and Transferee agree are necessary or appropriate.

                  8.3 Closing Costs. Transferee agrees to pay all costs associated with the closing of the acquisition of the Property by Transferee, including (i) survey costs, (ii) costs of obtaining a title insurance policy for the benefit of Transferee, (iii) documentary and transfer fees, and (iv) all taxes, recording charges and other fees imposed on or in connection with the Contribution; provided, however, to the extent any instruments are required to be recorded in connection with the Contribution, the Partnership and Contributors, on one hand, and Transferee, on the other hand, shall each pay one-half (1/2) of all costs, transfer and recordation taxes and fees associated with the recordation. Each party shall pay its own legal fees. Transferee's obligation to pay the closing costs hereunder shall be in addition to and apart from its obligation to deliver the Units to Contributors.

                  8.4 Adjustments. The Partnership, Contributors and Transferee agree that charges, credits and adjustments shall be made as of the Closing Date, and a statement setting forth such adjustments shall be initialed by the parties. The subject areas of such adjustments shall include:

                       (a) Real estate, personal property and similar taxes and assessments (general and special, ordinary and extraordinary) that have become or may become a lien on the Property;

                       (b) Rents and other amounts payable under the Leases;

                       (c) Charges for public utilities servicing the Property, payments under the Contracts, charges under easements and similar agreements affecting the Property;

                       (d) Insurance premiums, if any, to the extent policies are assumed by Transferee; and

                       (e) All other charges and fees customarily prorated and adjusted in similar transactions.

                  The parties shall prorate on the best available information; all adjustments that cannot be determined precisely as of the Closing Date shall be readjusted as soon as practicable. The Partnership shall use its best efforts to have all utility meters read as of the Closing Date. To the extent practicable, as the Partnership, Contributors and Transferee agree as appropriate, such prorations may occur outside the Closing by arrangement with the vendor or supplier of services (e.g., utilities).


                                   ARTICLE IX
                               REMEDIES ON DEFAULT

                  9.1 Remedies of the Partnership and Contributors. Except for any breaches waived in writing by the Partnership and Contributors, if Transferee fails to consummate the Contribution when required to do so pursuant to the provisions hereof, then the Partnership or Contributors shall be entitled to terminate this Agreement as the exclusive and sole right and remedy of the Partnership and Contributors (except as provided in the next sentence), whereupon this Agreement shall terminate and none of the parties shall have any further obligations to any other party, provided, however, that in such event, Transferee shall reimburse the Partnership and Contributors for all reasonable costs incurred by the Partnership and Contributors in connection with the Transaction, provided that the amount to be reimbursed by Transferee shall not exceed Twenty-Five Thousand Dollars ($25,000).

                  9.2 Transferee's Remedies. Except for any breaches waived in writing by Transferee, if the Partnership or any Contributor has breached any of his, her or its covenants or obligations under this Agreement or has failed, refused or is unable to consummate the Contribution by the date of the Closing when and as required to do so hereunder, then Transferee shall have the right to bring an action at law or in equity seeking the specific performance of the obligations of the Partnership and Contributors hereunder and in addition thereto or in lieu thereof, Transferee may avail itself of any other remedies available at law or in equity on account of such breach, provided, however, the amount of money damages that Transferee may recover from the Partnership and Contributors shall not exceed Twenty-Five Thousand Dollars ($25,000).

                  9.3 Limitation on Liability of the Partnership and Contributors. Any liability of the Partnership or Contributors to Transferee pursuant to Section 9.2 shall be several and not joint and shall be limited to the fair market value of the Units issued to Contributors at Closing (assuming for this purpose that the fair market value of each Unit is equal to the price per share of beneficial interest of the REIT at the time of determination).


                                    ARTICLE X
                                 INDEMNIFICATION

                  10.1 Indemnification by the Partnership and Contributors. The Partnership and Contributors hereby jointly and severally indemnify and agree to defend and hold harmless Transferee, and its officers, directors, employees, agents and successors and assigns and its general partners and any officers, trustees, directors, employees, agents and successors and assigns of such general partners ("Transferee Indemnitees"), from and against any and all demands, claims, actions or causes of action, assessments, expenses, costs, damages, losses and liabilities (including attorneys' fees and other charges) which may at any time be asserted against or suffered by any Transferee Indemnitee, the Property, or any part thereof, whether before or after date of the Closing, as a result of, on account of or arising from (a) the failure of the Partnership or Contributors to perform any of their obligations hereunder or, to the extent provided in Section 11.1, the breach by the Partnership or Contributors of any of their representations and warranties hereunder, (b) events, contractual obligations, acts or omissions of Contributors or the Partnership that occurred in connection with the ownership or operation of the Property prior to the Closing, (c) damage to property or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the operation of the Property at any time or times prior to the Closing, or (d) any obligation, claim, suit, liability, contract, agreement, debt or encumbrance (other than Permitted Liens) created, arising or accruing prior to the date of the Closing, regardless of when asserted, relating to the Property or its operation, including, without limitation, any and all liabilities for federal or state income taxes or other taxes, which shall not have been set forth or specifically described in this Agreement or the Schedules and the Exhibits hereto. The obligations of the Partnership and Contributors under this Section
10.1 shall survive the Closing.


                  10.2 Indemnification by Transferee. Transferee hereby indemnifies and agrees to defend and hold harmless the Partnership and Contributors, and their respective successors and assigns ("Contributor Indemnitees"), from and against any and all demands, claims, actions or causes of action, assessments, expenses, costs, damages, losses and liabilities (including attorneys' fees and other charges) which may at any time be asserted against or suffered by any Contributor Indemnitee, the Property, or any part thereof, whether before or after the date of the Closing, as a result of, on account of or arising from (a) the failure of Transferee to perform any of its obligations hereunder or, to the extent provided in Section 11.1, the breach by Transferee of any of its representations and warranties made herein, (b) events, contractual obligations, acts or omissions of Transferee that occurred in connection with the ownership or operation of the Property prior to the Closing,
(c) damage to property or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof or with respect to the operation of the Property at any time or times prior to the Closing, or (d) any damage to the Property caused by Transferee in connection with any studies, investigations or tests conducted by Transferee pursuant to Section 5.2 hereof. The obligations of Transferee under this Section 10.2 shall survive the Closing.

                                   ARTICLE XI
                               GENERAL PROVISIONS

                  11.1 Survival of Liability with Respect to Representations and Warranties. (a) It is the express intention and agreement of the parties that the representations and warranties of Transferee, the Partnership and Contributors set forth in this Agreement shall survive the consummation of the Contribution for a period of one (1) year from the date of the Closing except that (i) the representation and warranty of the Partnership and Contributors set forth in Section 4.18 hereof shall survive the consummation of the Contribution for a period of two (2) years from the date of the Closing and (ii) the representations and warranties of the Partnership and Contributors set forth in
Section 4.21 hereof shall survive Closing and shall not terminate. Except as provided in the preceding sentence, such representations and warranties shall expire and be terminated and extinguished forever at the expiration of such period. Any written notice given within such period setting forth a claim must set forth the nature and details of the claim with specificity.

                  (b) Any liability of the Partnership or Contributors to Transferee pursuant to this Section 11.1 shall be joint and several and, except for a breach of a representation and warranty set forth in Section 4.21 hereof, shall be limited to twenty percent (20%) of the fair market value of the Units issued to Contributors at Closing (assuming for this purpose that the fair market value of each Unit is equal to the price per share of beneficial interest of the REIT at the time of determination).

                  11.2 Notices. All notices, demands, requests or other communications which may be or are required to be given or made by the Partnership, Contributors or Transferee to the other pursuant to this Agreement shall be in writing and shall be hand delivered or transmitted by certified mail, express overnight mail or delivery service, telegram, telex or facsimile transmission to the parties at the following addresses:

                  If to a Contributor, at the address of Contributor set forth on Schedule 1.1 hereto.


                  If to the Partnership:  GHV Associates
                                          c/o Michael P. Walker
                                          Chairman and Chief Executive Officer
                                          Genesis Health Ventures, Inc.
                                          148 West State Street
                                          Kennett Square, Pennsylvania  19348


                  If to Transferee:       ElderTrust Operating Limited
                                          Partnership
                                          c/o ElderTrust
                                          General Partner
                                          415 McFarlan Road
                                          Suite 202
                                          Kenneth Square, Pennsylvania  19348
                                          Attention: Edward B. Romanov, Jr.
                                                     President and
                                                     Chief Executive Officer

or such other address as the addressee may indicate by written notice to the other party.

                  Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the delivery receipt, the affidavit of messenger or (with respect to a telex) the answerback being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                  11.3 Governing Law. This Agreement, the rights and obligations of the parties hereto and any claims or disputes relating thereto shall be governed by and construed under the laws of the State of Connecticut (but not including the choice of law rules thereof).

                  11.4 Benefit and Assignment. No party hereto shall assign this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the Partnership and Contributors (if the assignor is Transferee) or Transferee (if the assignor is the Partnership or Contributors), which consent shall not be unreasonably withheld, and any purported assignment contrary to the terms hereof shall be null, void and of no force and effect, except that Transferee may assign all or a portion of this Agreement and its rights hereunder, to a corporation, partnership, limited liability or other entity of which the entire ownership interest is owned directly or indirectly by Transferee without the consent of the Partnership or Contributors; no such assignment shall relieve Transferee of its obligations hereunder.

                  This Agreement shall be binding upon and shall inure to the benefit to the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

                  11.5 Severability. If any part of any provision of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provisions or the remaining provisions of said agreement so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

                  11.6 Entire Agreement; Amendment. This Agreement and the Exhibits and Schedules attached hereto (each of which shall be deemed incorporated herein and made a part hereof) contain the final and entire agreement between the parties hereto with respect to the Contribution and are intended to be an integration of all prior negotiations and understandings. The Partnership, Contributors and Transferee shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained or referred to herein or therein. No amendment, change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

                  11.7 No Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

                  11.8 Power of Attorney. By executing this Agreement pursuant to a Consent Form, the Partnership and each Contributor is constituting and appointing each of Edward B. Romanov, Jr. and D. Lee McCreary, Jr., individually, with full power of substitution, the true and lawful attorney-in-fact (the "Attorney"), with full power and authority in the name of and for and on behalf of the Partnership or such Contributor, to execute the Operating Partnership Agreement and the Registration Rights Agreement and to execute any other instruments that Transferee reasonably deems necessary or appropriate in connection with the contribution of the Property pursuant to this Agreement.

                  11.9 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                  11.10 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

                  IN WITNESS WHEREOF, the Partnership and Transferee have caused this Agreement to be duly executed and delivered on its behalf and each of the Contributors has executed a separate Consent Form agreeing to be bound by the terms of this Agreement as of the date first above written.

                                           TRANSFEREE:

                                           ELDERTRUST OPERATING LIMITED
                                           PARTNERSHIP

                                           By: ElderTrust Realty Group, Inc.,
                                                         general partner


                                           By: /s/ Edward B. Romanov, Jr.
                                              -------------------------------
                                               Name: Edward B. Romanov, Jr.
                                               Title: President and Chief
                                                      Executive Officer


                                           PARTNERSHIP:

                                           GHV ASSOCIATES

                                           By: /s/ Michael R. Walker
                                              ------------------------------
                                              Name:  Michael R. Walker
                                              Title: Managing General Partner

[COUNTERPART SIGNATURE PAGE TO PLAN OF ASSET TRANSFER AND CONTRIBUTION AGREEMENT DATED AS OF SEPTMBER 25, 1997 BY AND BETWEEN ELDERTRUST OPERATING LIMITED PARTNERSHIP, GHV ASSOCIATES AND THE PARTIES LISTED ON SCHEDULE 1 THERETO]



         Please sign exactly as your name appears on the previous page.





                  /s/ Michael R. Walker                                9/28/97
                  ---------------------                                -------
                  Michael R. Walker                                    Date



STATE OF PENNSYLVANIA)
                     :  SS.    October 1, 1997
COUNTY OF CHESTER    )

                  On the 1st day of October 1997, before me personally came Michael R. Walker, to me known and known to me to be the individual described in the foregoing instrument, and acknowledged that he executed the same.



                                                             /s/ Dana E. Leibert
                                                             -------------------
                                                             Notary Public

[COUNTERPART SIGNATURE PAGE TO PLAN OF ASSET TRANSFER AND CONTRIBUTION AGREEMENT DATED AS OF SEPTMBER 25, 1997 BY AND BETWEEN ELDERTRUST OPERATING LIMITED PARTNERSHIP, GHV ASSOCIATES AND THE PARTIES LISTED ON SCHEDULE 1 THERETO]



         Please sign exactly as your name appears on the previous page.





                  /s/ Gregory H. Doyle                                 9/26/97
                  --------------------                                 -------
                  Gregory H. Doyle                                     Date



STATE OF PENNSYLVANIA)
                     :  SS.
COUNTY OF DELAWARE   )

                  On the 26th day of September 1997, before me personally came Gregory H. Doyle, to me known and known to me to be the individual described in the foregoing instrument, and acknowledged that he executed the same.



                                                       /s/ Dolores M. Folcarelli
                                                       -------------------------
                                                       Notary Public

[COUNTERPART SIGNATURE PAGE TO PLAN OF ASSET TRANSFER AND CONTRIBUTION AGREEMENT DATED AS OF SEPTMBER 25, 1997 BY AND BETWEEN ELDERTRUST OPERATING LIMITED PARTNERSHIP, GHV ASSOCIATES AND THE PARTIES LISTED ON SCHEDULE 1 THERETO]



         Please sign exactly as your name appears on the previous page.





                  /s/ Thomas Balderston                                10/2/97
                  ---------------------                                -------
                  Thomas Balderston                                    Date



STATE OF                            )
                                    :  SS.
COUNTY OF                           )

                  On the 2 day of Oct 1997, before me personally came Thomas Balderston, to me known and known to me to be the individual described in the foregoing instrument, and acknowledged that he executed the same.



                                                            /s/ Nadine G. Frakes
                                                            --------------------
                                                            Notary Public

                                      -26-